Contact:	Stephen H. Gordon	Chairman & CEO	Telephone: (949) 585-7500
	David S. DePillo	President & COO	Facsimile: (949) 585-0174

COMMERCIAL CAPITAL BANCORP, INC.’S SUBSIDIARY BANK ANNOUNCES
FORMATION OF NEW BUSINESS DEPOSIT DIVISION

Irvine, CA – October 27, 2003 – Commercial Capital Bank (the “Bank”), the banking subsidiary of Commercial Capital Bancorp, Inc. (“CCBI” or the “Company”), (NASDAQ: “CCBI”), announced today the formation of the Financial Services Group (“FSG”), a new business deposit division within Relationship Banking. The Bank simultaneously announced the appointment of Herbert L. Reynolds as Senior Vice President / Head of FSG.

Mr. Reynolds, a 40-year Southern California commercial banking veteran, brings to the Bank his extensive business deposit and private banking relationship base comprised of 1031 exchange accommodators for income property investors, title and escrow companies, insurance companies, professional service providers, and the principals who own those businesses. Mr. Reynolds’ client deposit base consists of core noninterest bearing demand and money market transaction accounts.

Stephen H. Gordon, Chairman and Chief Executive Officer stated, “We’re pleased that Herb recognized the tremendous synergies and decided to join the Company. His depository clients are many of those same types of businesses or fiduciaries that already conduct business with us through our lending franchise. As we continue to successfully mature-up the deposit franchise, focusing both on cross selling our existing franchise borrower, as well as those businesses, professionals and private clientele with whom we interact in the process, we anticipate that Herb and FSG will have an immediate impact, beginning this fourth quarter.”

CCBI, headquartered in Irvine, CA, is a multifaceted financial services company which provides financial services to meet the needs of its client base, which includes income-property real estate investors, middle market commercial businesses, and high net-worth individuals, families and professionals. At September 30, 2003, CCBI had total assets of $1.45 billion, was the 4th largest multi-family lender in California during the 12 months ended June 30, 2003 (source: Dataquick Information Systems) and has originated approximately $2.8 billion in multi-family and commercial real estate loans through September 30, 2003. Commercial Capital Bank, the Company’s bank subsidiary, was the fastest growing banking organization in California, based on percentage growth in total assets over the 36 months ended June 30, 2003 (source: www.fdic.gov). The Bank has full service banking offices located at the Company’s headquarters in Irvine, Rancho Santa Margarita, Riverside, and La Jolla and loan origination offices in Sacramento, Corte Madera (Marin County), Oakland, Burlingame, Woodland Hills, Encino, Los Angeles, Irvine, and La Jolla, CA. Commercial Capital Mortgage, Inc., the Company’s mortgage banking subsidiary, funds and sells those loans which the Bank elects to assign to CCM. ComCap Financial Services, Inc., the Company’s NASD registered broker dealer, provides fixed income and mortgage-backed securities advisory and brokerage services to corporations, high net-worth individuals and other financial institutions. Commercial Capital Asset Management, Inc., the Company’s asset management subsidiary, provides asset management services to alternative investment funds, made available to accredited investors.

This press release may include forward-looking statements (related to each company’s plans, beliefs and goals), which involve certain risks, and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. Such risks and uncertainties include, but are not limited to, the following factors: competitive pressure in the banking industry; changes in the interest rate environment; the health of the economy, either nationally or regionally; the deterioration of credit quality, which would cause an increase in the provision for possible loan and lease losses; changes in the regulatory environment; changes in business conditions, particularly in California real estate; volatility of rate sensitive deposits; asset/liability matching risks and liquidity risks; and changes in the securities markets. CCBI undertakes no obligation to revise or publicly release any revision to these forward-looking statements.